EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2004 relating to the financial statements which appears in the 2003 Annual Report to Shareholders of Medallion Financial Corp., which is incorporated by reference in Medallion Financial Corp.’s Registration Statement on Form N-2 dated August 4, 2006

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

August 4, 2006